Exhibit 5.01
PEPCO HOLDINGS, INC. 701 NINTH STREET, NW WASHINGTON, DC 20068 October 10, 2002
Pepco Holdings, Inc. 701 Ninth Street, NW Washington, DC 20068

Ladies and Gentlemen:

               I am Executive Vice President and General Counsel of Pepco Holdings, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the filing by the Company of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") to which this opinion is attached as an exhibit. The Registration Statement is for the registration of (i) shares of common stock, par value $.01 per share, of the Company ("Common Stock"), (ii) debt securities of the Company ("Debt Securities"), (iii) contracts for purchase and sale of Common Stock (the "Stock Purchase Contracts"); and (iv) stock purchase units of the Company, consisting of a Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury Securities (the "Stock Purchase Units"). The shares of Common Stock, Debt Securities, Stock Purchase Contracts and Stock Purchase Units are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will have an aggregate offering price of up to $500,000,000 and will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act. The Debt Securities will be issued pursuant to the Indenture, dated as of September 6, 2002, between the Company and The Bank of New York, as trustee (the "Indenture"), which is filed as an exhibit to the Registration Statement.

               In connection with this opinion, I, or my representatives, have examined originals, or copies certified or otherwise identified to my or their satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I or my representatives have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company's representatives.

               Based upon the foregoing and assuming that (i) the Registration Statement, as it may be amended, will have become effective and complies with all applicable laws at the time the Offered Securities are offered and sold as contemplated by the Registration Statement; (ii) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; and (iv) all Offered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet, I am of the opinion that:

               1.     With respect to the Common Stock, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Stock, the terms of the offering thereof and related matters and (b) the due issuance and delivery of the Common Stock, upon payment therefor in accordance with such corporate action, the Common Stock will be validly issued, fully paid and nonassessable.

               2.     With respect to the Debt Securities, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the provisions of the Indenture and upon payment of the consideration therefor in accordance with such corporate action, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               3.     With respect to the Stock Purchase Contracts, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of any Stock Purchase Contracts (including authorization of the issuance of the Common Stock to be issued pursuant to such Stock Purchase Contracts), the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Stock Purchase Contracts in accordance with such corporate action, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               4.     With respect to the Stock Purchase Units, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of any Stock Purchase Units, the terms of the offering thereof and related matters, (b) the taking by the Company of all necessary corporate action to authorize the issuance and terms of the Stock Purchase Contracts that are a component of such Stock Purchase Units (including authorization of the issuance of the Common Stock to be issued pursuant to such Stock Purchase Contracts), (c) in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (d) in the case of Stock Purchase Units consisting at least in part of Debt Securities, the taking by the Company of all necessary corporate action to approve the issuance and terms of such Debt Securities and (e) the due execution, authentication (in the case of such Debt Securities), issuance and delivery of (1) such Stock Purchase Units, (2) such Stock Purchase Contracts and (3) in the case of Stock Purchase Units consisting at least in part of Debt Securities, such Debt Securities, in each case upon the payment of the consideration therefor in accordance with such corporate action and, in the case of such Debt Securities, the Indenture, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" therein and in the related prospectus, and in any supplement thereto or amendments thereof. My consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours, /s/ WILLIAM T. TORGERSON William T. Torgerson, Esq.